                                                                     EXHIBIT 1.1

                                ESCROW AGREEMENT

         Escrow Agreement (this "Agreement") made as of ____________, 2002 by and among Hollow Egg One Inc., a Delaware corporation (the "Company") and Valley National Bank, a national association (the "Escrow Agent").

         Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

                                    Recitals.

         The Company is a Delaware corporation and a "blank check company," as that term is defined in Rule 419 ("Rule 419") of the Securities Act of 1933, as amended (the "Securities Act"), to which Rule 419 the Offering described below is subject. A blank check company is, among other things, a development stage company which has no specific business plan or purpose of has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person. The business plan and purpose of the Company (the "Plan") is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person by way of identifying such a company or companies, negotiating with the same, and concluding such a transaction during the period following completion of the public offering of the Company's securities described below (the "Plan Period").

         The Company is authorized to issue one class of security, viz. 10 million shares of common stock, $0.0001 par value per share (the "Shares"), with respect to which Shares neither any warrants, convertible securities or other derivative securities nor any stock dividends, stock splits or reverse stock splits are authorized or intended to be authorized during the Plan Period. The Company intends to file with the Securities and Exchange Commission (the "Commission") a registration statement and all required amendments thereto prior to its effectiveness (collectively the "Pre-Effective Registration Statement") under the Securities Act for the purpose of registering the making of a public offering (the "Offering"), by way of the officers of the Company, of 1,250,000 Shares (the "Offering Shares") to subscribers therefor (the "Subscribers") at a per Share price of $0.25, and for the purpose of registering the future sale of the remaining 9,000,000 Shares (the "Parent Shares") currently owned and held by Tecumseh Holdings Corporation, the parent and promoter of the Company (the "Parent"). The Offering is required to be made in accordance with, among other laws, statutes, rules and regulations, Rule 419 and Rule 10b-9 ("Rule 10b-9"), and Rule 15g-8 ("Rule 15g-8") of the Securities Exchange Act of 1934 (the "Exchange Act").

         The Company will conduct the Offering on an "all-or-none" basis during a period of time (the "Offering Period") described below. All lawful out-of-pocket expenses of any kind, authorized by the Company and arising from or in connection with either the Offering or the Plan, incurred by any person, shall be paid by the Company or, if it is unable to do so, by the Parent, provided the same shall not constitute compensation for the sale of the Offering Shares.

1.       Engagement of the Escrow Agent.

         1.1 In furtherance of the completion of the Offering and the realization of the Plan, the Company hereby engages the services of the Escrow Agent, which is an "insured depository institution," as that term is defined in
Section 3(c)(2) of the Federal Deposit Insurance Act. The Escrow Agent shall act as such in accordance with the provisions of Rule 10b-9, Rule 15g-8 and Rule 419 (collectively the "Rules"). A complete copy of the Rules is annexed hereto as Exhibit A and made a part hereof.
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         1.2 The Escrow Agent agrees to create and maintain two escrow accounts
(the "Escrow Accounts") with respect to the Offering and the Plan: a funds escrow account (the "Funds Escrow Account") and a custodial escrow account (the "Shares Escrow Account"). During the Offering Period, the Escrow Agent shall hold in the Funds Escrow Account the gross funds proceeds of the Offering, subject to and in accordance with the provisions of Rule 10b-9. Upon completion of the Offering, during the Plan Period, the Escrow Agent shall hold in the Funds Escrow Account the gross funds proceeds of the offering (less up to 10 percent of the proceeds remaining after payment of underwriting commissions, underwriting expense and dealer allowances, exclusive of interest or dividends as those proceeds are deposited into theFunds Escrow Account) (the "Offering Proceeds" which shall be deemed to include any interest or dividends thereon while in the Funds Escrow Account). Upon the completion of the Offering, during the Plan Period, the Escrow Agent shall hold in the Shares Escrow Account the certificates evidencing the Offering Shares sold in the Offering, the Parent Shares owned by the Parent, and any incremental securities deposited into the Shares Escrow Account (collectively the "Certificates"), fully completed, executed and registered in the name(s) designated by the investors in the Offering Shares (the ""Investors").

         1.3 The Escrow Agent shall establish the Escrow Accounts for the sole benefit of the persons having the beneficial interests in the Escrow Accounts. The records of the Escrow Accounts shall provide that the funds or securities in the Escrow Accounts are held for the benefit of the purchasers named and identified in accordance with Rule 330.1 of the regulations of the Federal Deposit Insurance Corporation, and the records of the Escrow Agent, maintained in good faith and in the regular course of business, shall show the name and interest of each party to the account. The Escrow Accounts shall be maintained in the following name, viz. "Valley National Bank, Escrow Agent of Hollow Egg One Inc." The Escrow Agent will hold the Offering Proceeds and the Certificates in the Escrow Accounts free from any lien, claim or offset.

2.       Appointment of the Company Representatives.

         2.1 The Company hereby appoints to act as its representatives under this Agreement (each a "Company Representative" and together, the "Company Representatives") the persons identified in Exhibit E hereto as the Company Representatives or any other person designated in writing signed by any Company Representative and delivered to Escrow Agent in accordance with the notice provisions of this Agreement. The specimen signatures for the current Company Representatives are attached hereto as Exhibit E and made a part hereof. No substitution or addition of a Company Representative shall be effective without a specimen signature for such substitute or additional Company Representative. Each Company Representative is authorized to act individually, and the Escrow Agent shall be entitled to rely on any document or instrument executed by any one or more Company Representatives as being delivered by and on behalf of the Company and having the full force and effect of a document or instrument signed on behalf of the Company by a duly authorized officer thereof.

3.       The Offering (Rule 10b-9).

         3.1 The Company covenants to the Escrow Agent as follows: The Company shall conduct the Offering of 1,250,000 Offering Shares on an "all-or-none" basis in accordance with the provisions of the Pre-Effective Registration Statement. The Company shall make the Offering during a period of 60 days commencing with the effective date of the Pre-Effective Registration Statement (the "Initial Effective Date"), which period may be extended for two consecutive 45-day periods at the sole discretion of the Company (such offering period as it may be extended the "Offering Period"). The prospectus and the subscription documents (collectively the "Offering Documents") by which the Offering shall be made shall provide that all subscription documents and all instruments representing Offering Proceeds shall be sent by the Subscriber directly to the Company. The subscription documents shall include an IRS Form W-9 or W-8, as applicable (the "IRS Form"), and a subscription agreement (the "Subscription Agreement") which shall include the name, mailing address, taxpayer identification number, telephone and fax numbers, number of Offering Shares purchased for, and amount of subscription payment of such Subscriber, which
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Subscription Agreement shall further represent and confirm that the Subscriber has received a copy of this Escrow Agreement, each of which IRS Form and Subscription Agreement (collectively the "Subscription Documents") shall be completed and executed by each Subscriber. The Subscription Agreement shall be substantially in the form of Exhibit B hereto (for offerings to holders of the Class A common stock of the Parent), and substantially in the form of Exhibit C hereto (for offerings to other offerees). The Company shall at all times conduct the Offering, the disposition of the Offering Proceeds and the issuance and disposition of the Certificates in accordance with Rule 419.

         3.2 The Company covenants to the Escrow Agent as follows: The Offering Documents specify that Offering Proceeds shall be in the form of checks, drafts, or money orders (the "Proceeds Instruments") payable to the order of "Valley National Bank, Escrow Agent of Hollow Egg One Inc." (subject to Section 3.4 below) and shall be sent to the Company accompanied by completed and executed Subscription Documents. The Company forthwith upon receipt thereof shall photocopy the Proceeds Instruments and Subscription Documents, record the pertinent information contained therein, and promptly deliver the Proceeds Instruments and Subscription Documents to the Escrow Agent.

         3.3 It is the obligation of the Company to, and the Company covenants to the Escrow Agent that it shall, promptly deliver to Escrow Agent:

            a. all Escrow Funds for the Offering received from each Subscriber for the purchase of Shares for deposit with the Escrow Agent;

            b. the name, mailing address, social security number, fax number, and phone number of each Subscriber;

            c. the applicable IRS Form fully filled out and executed by each Subscriber; and

            d. written confirmation from the Company that each Subscriber for Shares in connection with the Offering has been given a copy of this Agreement. Such confirmation ("Confirmation Certificate") shall be in the form of attached hereto. ---------

         3.4 Escrow Funds may be deposited by wire transfer from a United States Bank. Federal wires shall be sent to the Federal Reserve Bank of New York for the account of:

                  Valley National Bank
                  ABA # 021201383
                  Attention Trust Service No. 73187
                  FFC to Hollow Egg One Inc. Funds
                  Escrow Account No. __________

The Escrow Agent promptly shall notify the Company of all such wire transfers including both the amount and the transferor thereof and any additional advice included therewith. The Company shall promptly deliver to the Escrow Agent any Subscription Documents received by the Company in connection with such wire transfer.

         3.5 The Escrow Agent shall return to the Company any check from a Subscriber which is returned unpaid to the Escrow Agent. If the Company rejects any subscription, in whole or in part, for any reason whatsoever, the Company shall notify the Escrow Agent, as soon as is practicable, of such rejection. If the Escrow Agent has not deposited the check for such Subscriber, the Escrow Agent shall, within ten (10) days, return such check and the other Escrow Funds respecting such Subscriber as per the information delivered for such Investor to the Company. If the check for such Investor has been deposited, the Escrow Agent shall remit a reimbursement check respecting such Investor as per the information provided within ten (10) days after the Escrow Agent has confirmed that such check has cleared.
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         3.6 The Escrow Agent promptly shall deposit all Offering Proceeds received by it into the Funds Escrow Account. The Escrow Account records of the Escrow Agent shall provide that funds in the escrow account are held for the benefit of the purchasers named and identified in accordance with Rule 330.1 of the regulations of the Federal Deposit Insurance Corporation, and the records of the Escrow Agent, maintained in good faith and in the regular course of business, shall show the name and interest of each party to the account. Interest or dividends earned by the Funds Escrow Account will be accrued to the account of each Investor and shall be deemed part of the Funds Escrow Account, but no such accrual shall be entered in the Escrow Agent's records unless and until the Escrow Agent shall have received the applicable IRS Form, completed and executed by the Investor.

         3.7 The Escrow Agent shall provide written notification to the Company, on a daily basis during the first 60 days of the offering period (excluding weekends and holidays) and, if extended, then weekly during such extended period, of the Offering Proceeds and, in addition, which have been returned.

         3.8 Deposited Offering Proceeds and interest or dividends thereon, if any, shall be held for the sole benefit of the Investors in the Offering Shares. Deposited Offering Proceeds shall be invested in securities of any open-end investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund meeting the conditions of paragraphs (c)
(2), (c) (3), and (c) (4) of Rule 2a-7 under the Investment Company Act, such money market fund to be selected by the Escrow Agent.

         3.9 The Company acknowledges that it is not entitled to the use of the Escrow Funds from the Offering and that such Escrow Funds are not the property of the Company and shall not be subject to the debts of the Company or any other party, until such time as the funds have been disbursed pursuant to the terms hereof.

         3.10 The Company and each Investor acknowledges that the Escrow Agent assumes no responsibility for the accuracy or completeness of any address or phone number information delivered to the Escrow Agent. The Escrow Agent is relying and will rely solely and exclusively on the information provided by the Company and checks received by it. The Escrow Agent shall not be liable for any losses resulting from deficiencies in the Escrow Funds due to failure of the Company to make a deposit, whether of not noted by the Company. The Escrow Agent shall have no duty to review the Subscription Documents and may conclusively rely on the information delivered by the Company in determining what Escrow Funds are the subject of this Agreement.

         3.11 Escrow Agent has agreed to accept, hold and distribute the Escrow Funds deposited with it in accordance with the terms of this Agreement. The Subscription Documents shall not govern the rights and obligations of the Escrow Agent or the Investor or Subscriber with respect to Escrow Agent's responsibilities with respect to the Escrow Funds.

         3.12 The Escrow Agent is hereby released and held harmless by the Company of all liability or damage for loss of profits, indirect, special, consequential or other similar damages suffered by any person relating directly or indirectly to the issues of whether the Escrow Agent has received all of the Escrow Funds respecting an Investor or Subscriber or whether there are any deficiencies or defects in the Escrow Funds due to the failure of the Company to deposit all Escrow Funds.

         3.13 The Company reserves the right to terminate the Offering at any time prior to its completion at its sole discretion, in which event the Company promptly shall notify the Escrow Agent, and the Escrow Agent shall return the Offering Proceeds to the persons entitled thereto as provided in Section 3.14. In the event the Offering shall be terminated, either by reason of the failure to complete the sale of the Offering Shares within the Offering Period, the discretionary termination by the Company of the Offering prior to the expiration of the Offering Period, or otherwise, the Company promptly shall so notify the Escrow Agent and the Escrow Agent shall return the Offering Proceeds to the persons entitled thereto as provided in Section 3.14. The Company reserves the right to reject or cancel any subscription in whole or in part at its respective sole discretion. In the event of such whole or partial rejection of any subscription as aforesaid, the Company shall notify the Escrow Agent, as soon as is practicable, of such rejection and the Escrow Agent shall return the Offering Proceeds to the person whose subscription was rejected as provided in Section
3.14. All subscriptions are irrevocable, and no Investor will have any right to cancel or rescind the subscription, except as required under the law of any jurisdiction in which the Offering Shares are sold.

         3.14 In the event that the Company has notified the Escrow Agent that Offering Proceeds are to be returned to Subscribers pursuant to Section 3.13 above, the Escrow Agent shall, if the Escrow Agent has not deposited the check for a Subscriber, return such check and the other Escrow Funds respecting such Subscriber within ten (10) days following such notice, pursuant to the information delivered for such Subscriber to the Company. If the check for such Subscriber has been deposited, the Escrow Agent shall remit a reimbursement check respecting such Subscriber as per the information provided within ten (10) days after the later of the date of the notice from the Company or the date the Escrow Agent has confirmed that such check has cleared.

4. Disposition of Offering Proceeds Following Completion of the Offering (Rule 419(b)(2)).

         4.1 Paragraph (b)(2) of Rule 419, entitled Deposit and Investment of Proceeds, provides as follows:

                  (i) All offering proceeds, after deduction of cash paid for underwriting commissions, underwriting expenses and dealer allowances, and amounts permitted to be released to the registrant pursuant to paragraph (b)(2)(vi) of this section, shall be deposited promptly into the escrow or trust account; provided, however, that no deduction may be made for underwriting commissions, underwriting expenses or dealer allowances payable to an affiliate of the registrant.

                  (ii) Deposited proceeds shall be in the form of checks, drafts, or money orders payable to the order of the escrow agent or trustee.

                  (iii) Deposited proceeds and interest or dividends thereon, if any, shall be held for the sole benefit of the purchasers of the securities.

                  (iv) Deposited proceeds shall be invested in one of the
            following:

                           (A) An obligation that constitutes a "deposit," as that term is defined in Section (3) (1) of the Federal Deposit Insurance Act;

                           (B) Securities of any open-end investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund meeting the conditions of paragraphs (c)
         (2), (c) (3), and (c) (4) of Rule 2a-7 under the Investment Company Act; or

                           (C) Securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

                  Note to Rule 419(b)(2)(iv). Issuers are cautioned that investments in government securities are inappropriate unless such securities can be readily sold or otherwise disposed of for cash at the time required without any dissipation of offering proceeds invested.

                  (v) Interest or dividends earned on the funds, if any, shall be held in the escrow or trust account until the funds are released in accordance with the provisions of this section. If funds held in the escrow or trust account are released to a purchaser of the securities, the purchaser shall receive interest or dividends earned, if any, on such funds up to the date of release. If funds held in the escrow or trust account are released to the registrant, interest or dividends earned on such funds up to the date of release may be released to the registrant.

                  (vi) The registrant may receive up to 10 percent of the proceeds remaining after payment of underwriting commissions, underwriting expenses and dealer allowances permitted by paragraph
         (b)(2)(i) of this section, exclusive of interest or dividends, as those proceeds are deposited into the escrow or trust account.

         4.2 Promptly upon the completion of the Offering, the Escrow Agent, pursuant to Rule 419(b)(2)(vi), shall pay to the Company the sum of $31,250, constituting 10% of the gross Offering Proceeds of $312,500 as those proceeds are deposited into the Funds Escrow Account.

         4.3 The balance of the funds in the Funds Escrow Account remaining after the payment made to the Company under Section 4.2 above shall continue to be held in the Funds Escrow Account for the sole benefit of the Investors in the Offering Shares. Tecumseh Holdings Corporation shall not, for any purpose of the Funds Escrow Account, be deemed to be an Investor. The amount of the interest of each Investor in the total amount held in the Funds Escrow Account shall be a percentage thereof equal to the percentage which the amount of the Investor's paid-in investment constitutes of $312,500 or of such lesser amount constituting the aggregate paid in investments of all Investors who received no prior refunds made pursuant to Rule 419(e)(2).

5. Disposition of Securities Following Completion of the Offering (Rule 419(b)(3)).

         5.1 Paragraph (b)(3) of Rule 419, entitled Deposit of Securities, provides as follows:

                  (i) All securities issued in connection with the offering, whether or not for cash consideration, and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends, or similar rights, shall be deposited directly into the escrow or trust account promptly upon issuance. The identity of the purchaser of the securities shall be included on the stock certificates or other documents evidencing such securities. See also Rule 15g- 8 regarding restrictions on sales of, or offers to sell, securities deposited in the escrow or trust account.

                  (ii) Securities held in the escrow or trust account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers, who shall have voting rights, if any, with respect to securities held in their names, as provided by applicable state law. No transfer or other disposition of securities held in the escrow or trust account or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

                  (iii) Warrants, convertible securities or other derivative securities relating to securities held in the escrow or trust account may be exercised or converted in accordance with their terms; provided, however, that securities received upon exercise or conversion, together with any cash or other consideration paid in connection with the exercise or conversion, are promptly deposited into the escrow or trust account.

         5.2 Promptly upon the completion of the Offering, the Company shall issue certificates evidencing the Offering Shares purchased by the Investors and evidencing any incremental stock ("Other Stock") of the Company issued in connection with the Offering, and, shall deposit all of the foregoing certificates, together with the certificates evidencing the Parent Shares owned by the Parent (all of the aforementioned certificates (collectively the "Certificates" as defined in paragraph 1.2 above). The identity of the purchaser or recipient of the stock represented by each such Certificate shall be included on the Certificate. The Company does not currently intend to issue any Other Stock. The issuance of the Certificates shall be based upon the books and records of the Company indicating the name, address, and interest of each person entitled to the issuance of the Certificates.

         5.3 The Company shall cause all Certificates evidencing Offering Shares issued in connection with the Offering, whether or not for cash consideration, evidencing the Parent Shares, and evidencing any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends, or similar rights, promptly to be delivered to the Escrow Agent for deposit into the Shares Escrow Account. Along with such delivery, the Company shall provide in writing to the Escrow Agent the name, address, interest, and certificate number of each person in whose name the deposited Certificates have been issued. The Escrow Agent shall cause the Certificates to be deposited directly into the Shares Escrow Account promptly upon its receipt thereof. The Escrow Agent shall cause its books and records of the Escrow Agent to indicate the name, address, interest, and certificate number of each person in whose name the deposited Certificates have been issued, in accordance with the information supplied by the Company.

         5.4 Securities held in the Shares Escrow Account are to remain as issued and deposited and shall be held for the sole benefit of the Investors, who shall have voting rights, if any, with respect to securities held in their names, as provided by applicable state law. No transfer or other disposition of securities held in the Shares Escrow Account or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The Escrow Agent shall be entitled, but not required, to rely wholly upon the advice of the Company with respect to any such request for transfer, and shall be fully indemnified as hereinafter provided.

         5.5 Warrants, convertible securities or other derivative securities relating to securities held in the Shares Escrow Account may be exercised or converted in accordance with their terms; provided, however, that securities received upon exercise or conversion, together with any funds or other consideration paid in connection with the exercise or conversion, are promptly deposited into the Funds Escrow Account or the Shares Escrow Account, as applicable.

6. Conditions For Release of Deposited Securities and Funds (Rule 419(e)(2) and (3)).

         6.1 Paragraph (e)(2) provides that an effective post-effective amendment to the Company's registration statement under Rule 419, describing the intended business combination into which the Company proposes to enter, forthwith be distributed to the Investors (such post- effective amendments and all further amendments required to be made, collectively the "Post- Effective Registration Statement") and that, with respect to any Investor who, not later than 45 business days following the effective date of the Post-Effective Registration Statement (the "Amendment Effective Date"), fails to have caused the Company to receive such Investor's notification that he or she wishes to remain an Investor, then and in such event the funds held for such Investor in the Funds Escrow Account shall be sent to such Investor within 5 business days after such 45th business day. The Company will fulfill such requirements on its part required to be fulfilled. The Company shall, not later than 4:00 p.m. on the said 45th business day, provide to the Escrow Agent a written list of those Investors who have not confirmed to the Company in writing that he or she wishes to continue to remain an Investor, including the name, mailing address, social security number, fax number, and phone number of each such Investor. The Escrow Agent shall thereupon dispatch to each such Investor the amount of his or her interest in the Funds Escrow Account.

         6.2 Paragraph (e)(3) of Rule 419, entitled Conditions for Release of Deposited Securities and Funds, provides as follows:

                  Funds held in the escrow or trust account may be released to the registrant and securities may be delivered to the purchaser or other registered holder identified on the deposited securities only at the same time as or after:

                  (i) The escrow agent or trustee has received a signed representation from the registrant, together with other evidence acceptable to the escrow agent or trustee, that the requirements of paragraphs (e)(1) and (e)(2) of this section have been met; and

                  (ii) Consummation of an acquisition(s) meeting the requirements of paragraph (e)(2)(iii) of this section.

         6.3 The Escrow Agent shall (a) release the Offering Proceeds held in the Escrow Account to the Company and (b) mail the Certificates for the Offering Shares and other deposited securities, if any, to the Investor or other registered holder identified on the Offering Shares and other deposited securities, if any, by first class; and shall deliver the Parent Shares to the Parent, only at the same time as or after the Escrow Agent has received a signed representation from the Company, together with other evidence acceptable to the Escrow Agent, that:

                  a. The requirements of Rule 419(e)(1) and Rule 419(e)(2) have been met.

                  b. An acquisition(s) meeting the requirements of Rule 419(e)(2)(iii) has been fully consummated.

(For informational purposes, reference is made to Exhibit A annexed hereto and made a part hereof, in which Rules 419 (e)(1) entitled Post-Effective Amendment for Acquisition Agreement and 419(e)(2) entitled Terms of the Offering are set forth at length.)

         6.4 The Company shall provide to the Escrow Agent a written notice (a "Termination Date Notice") promptly, but in any event within one business day, of the occurrence of any one or more of the following dates (the "Termination Dates"), which such notice shall certify that a Termination Date has occurred hereunder and shall specify the Termination Date:

                  a. The date on which, following full compliance by the Company with the requirements of Rule 419(e)(1) and (e)(2), the consummation of an acquisition shall be precluded by reason of the failure of Company to meet the requirements of Rule 419(e)(2)(iii), unless the Company shall determine to seek another merger or acquisition, in which event the Company promptly shall advise all Investors in writing.

                  b. The date, 18 months from the Initial Effective Date, at which time a consummated acquisition(s) meeting the requirements of Rule 419 shall not have occurred.

         Upon its receipt of a Termination Date Notice, the Escrow Agent shall cause the Offering Proceeds held in the Escrow Account, including any interest and/or dividends thereon up to the date of release, to be returned by first class mail or equally prompt means to the Investors within five business days following the Termination Date and shall cause the Offering Shares, the Parent Shares and other deposited securities, if any, up to the date of delivery, held in the Shares Escrow Account to be returned to the Company. The Company shall cause the Offering Shares and other deposited securities, if any, to be cancelled effective as of the Termination Date; shall promptly return the Parent Shares to the Parent and shall cause the Registration Statement to be formally withdrawn. Notwithstanding the foregoing, the Escrow Agent shall have no liability for, and the Company shall indemnify the Escrow Agent with respect to all claims and losses arising from, any delay in the Escrow Agent mailing or delivering such certificates or funds resulting, in whole or in part, from any failure of the Company to timely deliver the Termination Date Notice.

7.       Disbursement into Court.

         7.1 If, at any time, there shall exist any dispute between the Company and an Investor with respect to the holding or disposition of any portion of the Escrow Accounts, or any other obligations of the Escrow Agent hereunder, or if at any time the Escrow Agent is unable to determine, to Escrow Agent's sole satisfaction, the proper disposition of any portion of the Escrow Accounts or Escrow Agent's proper actions with respect to its obligations hereunder, or if the Escrow Agent resigns or is removed and no successor is appointed by a written direction executed by a Company Representative and delivered to the Escrow Agent (a "Written Direction") within twenty (20) banking business days ("Business Days") after such resignation or within ten (10) Business Days after such removal, then, in its sole discretion, the Escrow Agent may:

                  a. suspend the performance of any of its obligations (including, without limitation, any disbursement obligations) under this Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent; provided, however, that Escrow Agent shall continue to hold the Escrow Accounts in accordance herewith; and/or

                  b. petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in the State of New Jersey, for instructions with respect to such dispute or uncertainty, and, to the extent required by law, pay into such court all Escrow Accounts held by it for holding by such court and disposition in accordance with the procedures set forth in the Subscription Documents, or as otherwise ordered by such court, after deduction and payment to Escrow Agent of all fees and expenses (including court costs, attorney's fees, and paraprofessional fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

         7.2 The Escrow Agent shall have no liability to the Company or to any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of a delay in the disbursement of the Escrow Accounts or any delay in or with respect to any other action required or requested of the Escrow Agent.

8.       Resignation and Removal of the Escrow Agent.

         8.1 General. The Escrow Agent may resign from the performance of its duties at any time by giving twenty (20) Business Days' prior written notice to the Company, or may be removed, with or without cause, by a written notice from a Company Representative to the Escrow Agent at any time by the giving of ten
(10) Business Days' prior written notice to the Escrow Agent. Such resignation or removal shall take effect upon the appointment of a successor Escrow Agent as provided herein below and the successor Escrow Agent's acceptance of the appointment. Upon any such notice of resignation or removal, a Company Representative shall appoint a successor Escrow Agent hereunder by Written Direction.

         8.2 Discharge of Valley National Bank. Valley National Bank shall be discharged from its duties and obligations under this Agreement upon the appointment of any successor Escrow Agent; provided, however, the provisions of this Agreement benefitting Escrow Agent shall continue to inure to the benefit of Valley National Bank as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Agreement.

         8.3 Transmittal of Records. Upon its resignation or replacement, the Escrow Agent shall pay or deliver the balances and contents of all of the Escrow Accounts, together with copies of all documents and records in the possession of the Escrow Agent relating to the Escrow Accounts, to the successor Escrow Agent, but only after receipt of payment to the Escrow Agent from the Parent of all reasonable fees and expenses (including court costs, attorney's fees, and paraprofessional fees) payable to, incurred by, or expected to be incurred by the Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder. No invasion of the contents of an Escrow Account shall be made by the Escrow Agent or by a successor Escrow Agent, such invasion constituting a violation of Rule 419.

9.       Duties of the Escrow Agent to be Wholly Administrative.

         The duties of the Escrow Agent hereunder shall be entirely administrative in nature and not discretionary. The Escrow Agent shall be obligated to act only in accordance with written instructions received by it as provided in this Agreement, and is hereby authorized to comply with any orders, judgments, or decrees of any court, with or without jurisdiction, and shall not be liable as a result of its compliance with the same. The Escrow Agent shall have no duty or obligation to assure itself that the Offering is in compliance with any statute or regulation prior to the disbursement to the Company or to any Investor of the contents of any Escrow Accounts.

10.      Indemnity.

         From and at all times after the date of this Agreement, the Company shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (individually the "Indemnified Party" and collectively the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever, including without limitation reasonable attorney's fees, paraprofessional fees and costs and expenses related to such actions, claims, losses, damages, and liabilities. incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated herein (including the purchase of the Shares) whether or not any such one or more of the Indemnified Parties are parties to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. Without limiting the foregoing, the Company shall specifically indemnify the Escrow Agent in connection with any claim made by an Investor in connection with the release of the contents of the Escrow Accounts to the Company pursuant to the terms hereof. All such fees and expenses shall be payable by the Company pursuant to the foregoing sentence and shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. In addition, the Company hereby agrees to indemnify the Escrow Agent and hold it harmless from any liability of the Escrow Agent which shall arise as a result of the breach or violation by the Company of any of the provisions of this Agreement, the Subscription Documents, the Pre-Effective Registration Statement, the Post-Effective Registration Statement, the conditions or requirements of Rule 419(e), or any other rules, regulations, or laws affecting the Offering or the Offering Shares. The Company hereby agrees that it shall, at all times, comply with all of the provisions of the applicable federal and state securities laws, as well as all laws, statutes, rules and regulations of any governmental agency or self-regulatory organization in such cases made and provided. The obligations of the Company under this paragraph shall survive any termination of this Agreement and the resignation or removal of the Escrow Agent.

11.      Limitation of Liability of Escrow Agent.

         11.1 The obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement. The Escrow Agent may act in reliance upon any writing, instrument, and/or signature, whether original or facsimile, which the Escrow Agent, in good faith, believes to be genuine, may assume the validity, truth, and accuracy of any statement or assertion contained in such a writing or instrument, and that any person purporting to give any writing, notice, advice, or instruction in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner or validity of any instrument deposited or delivered pursuant to this Agreement, nor as to the identity, authority, or right of any person executing the same. Without limiting the foregoing, the Escrow Agent shall have no responsibility to determine whether the holding, disbursement, payment or delivery of the contents of an Escrow Account is appropriate or required under the applicable documents.

         11.2 The Escrow Agent has not examined and is in no way responsible for the contents of the Subscription Agreement or any of the other Subscription Documents. By accepting the position of Escrow Agent, the Escrow Agent and the Company agree that the Escrow Agent's duties and obligations are set forth solely in this Agreement and Escrow Agent has not evaluated the merits of the Offering. The Company shall prevent any person or entity from using the Escrow Agent's name as an endorser of the Offering. The Escrow Agent has no responsibility for the Subscription Documents, the registration of the Shares to be offered in the Offering, or the propriety, content or form of any of the documents relevant to the Offering including the Pre-Effective Registration Statement, the Post-Effective Registration Statement, the exhibits to either of them, the validity of the Offering Shares, or the Subscription Documents.

         11.3 The Escrow Agent shall have no liability or obligation with respect to the contents of the Escrow Accounts except for the Escrow Agent's willful misconduct or gross negligence. The Escrow Agent's sole responsibility shall be for the safekeeping, investment, and disbursement of the contents of the Escrow Accounts in accordance with the terms of this Agreement.

         11.4 The Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Without limiting the foregoing, the Escrow Agent shall not be charged with knowledge or notice of the Offering Documents or the Subscription Documents.

         11.5 In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages.

         11.6 The Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the contents of the Escrow Accounts, this Agreement, or the Subscription Documents, or to appear in, prosecute, or defend any such legal action or proceeding. The Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or any other agreement or of its duties hereunder, and shall incur no liability and shall be fully protected from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. The Company shall promptly pay upon demand the reasonable fees and expenses of such counsel and its paraprofessionals.

         11.7 The Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court situated within the State of New Jersey with respect to the contents of the Escrow Accounts, without determination by the Escrow Agent of such court's jurisdiction in the matter. If any portion of the contents of the Escrow Accounts is at any time attached, garnished, or levied upon under any order of any such court, or if the payment, assignment, transfer, conveyance, or delivery of the contents of the Escrow Accounts shall be stayed or enjoined by any order of any such court, or if any order, judgment, or decree shall be made or entered by any court affecting the contents of the Escrow Accounts, then in any such event, after a good faith effort to notify the Company, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment, or decree which it is advised by its legal counsel is binding upon the Escrow Agent without the need for appeal or other action. If the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment, or decree may be subsequently reversed, modified, annulled, set aside or vacated.

12.      Fees and Expenses of Escrow Agent.

         12.1 The Company shall compensate the Escrow Agent for its services hereunder in accordance with the fee schedule of the Escrow Agent and, in addition, shall reimburse the Escrow Agent for all of its reasonable out-of-pocket expenses, including, without limitation, attorney's fees, paraprofessional fees, telephone and facsimile transmission costs, postage (including express mail or overnight delivery charges), copying charges and the like. The obligations of the Company under this section shall survive any termination of this Agreement and the resignation or removal of Escrow Agent.

         12.2 The fee schedule of the Escrow Agent is annexed hereto as Exhibit D and made a part hereof.

13.      Consent to Jurisdiction and Venue.

         In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Agreement, the parties hereto agree that the proceedings and the subject matter thereof be governed by the laws of New Jersey and that the Superior Court of New Jersey shall have the sole and exclusive jurisdiction over any such proceedings.

14.      Notices and Communications.

         14.1 All notices and other communications hereunder shall be in writing and shall be dispatched by a recognized professional overnight courier or by telefax with telephone confirmation and addressed to the party to be notified as follows:

         If to Company, to:                 Hollow Egg One, Inc.
                                            c/o Milling Law Offices
                                            115 River Road
                                            Building 12
                                            Edgewater, NJ 07020
                                            Attention: John L. Milling
                                            Telephone: (201) 313-1600
                                            Telefax: (201) 313-7249

         If to Escrow Agent, to:            Valley National Bank
                                            Trust Department
                                            1195 Hamburg Turnpike
                                            Wayne, NJ 07470

                                            Attention: Stephen Gudelski,
                                            Assistant Vice President
                                            Telephone: (973) 305-3500
                                            Telefax: (973) 305-5515

or to such other address as each party may designate for itself by like notice.

         14.2 Certain notices, letter representations, and instructions by the Company to the Escrow Agent shall be in the form provided in Exhibit F annexed hereto and made a part hereof.

15.      Representations and Warranties of the Company.

The Company makes the following representations and warranties to the Escrow
Agent:

         15.1 The Company is a Delaware corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

         15.2 This Agreement has been duly approved by all necessary shareholder and board of directors action of the Company, has been executed by duly authorized officers of Company, and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms.

         15.3 The execution, delivery, and performance by Company of this Agreement is in accordance with the Subscription Documents and will not violate, conflict with, or cause a default under the articles of incorporation or bylaws of Company, any applicable law or regulation, any court order or administrative ruling or decree to which Company is a party or to which any of its property is subject, or any agreement, contract, indenture, or other binding arrangement, including without limitation the Subscription Documents to which Company is a party or any of its property is subject.

         15.4 The individuals listed on Exhibit E have been duly appointed to act as the representatives of Company hereunder and each acting independently has full power and authority to execute, deliver, and perform this Agreement, to execute and deliver any notice required hereunder, to amend, modify or waive any provision of this Agreement and to take any and all other actions as the Company Representative under this Agreement, all without further consent or direction from, or notice to, the Company or any other party.

         15.5 All of the representations and warranties of the Company contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement or delivery from the Escrow Accounts.

         15.6 The information in the Recitals is true and correct. Such Recitals, as representations and warranties of the Company to the Escrow Agent, form a part of this Agreement.

16.      General.

         16.1 Amendment or Waiver. This Agreement may be changed, waived, discharged or terminated only by a writing signed by a Company Representative on behalf of the Company and Escrow Agent. No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

         16.2 Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         16.3 Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New Jersey without giving effect to the conflict of laws principles thereof, which, if applied, would cause the law of any jurisdiction to apply.

         16.4 Entire Agreement; No Third Party Beneficiaries. This Agreement sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Escrow Accounts. Investors, and the Company may have additional rights and obligations respecting the Escrow Accounts under the Subscription Documents. No third party shall be a beneficiary of this Agreement, or derive any rights or benefits, or have any causes of action, hereunder.

         16.5 Binding Effect. All of the terms of this Agreement, as amended from time to time, shall be binding upon, insure to the benefit of and be enforceable by the Company, by the Escrow Agent and by their respective successors and assigns.

         16.6 Dealings. The Escrow Agent and any stockholder, director, officer or employee of Escrow Agent may buy, sell, and deal in any of the securities of the Company and its affiliates and become pecuniarily interested in any transaction in which the Company may be in interest, and contract and lend money to the Company or to any Investor and otherwise act as fully and freely as though it were not the Escrow Agent under this Agreement. Nothing herein shall preclude the Escrow Agent from acting in any other capacity for the Company, for any Investor or for any other entity.

         16.7 Assignment. No party to this Agreement may assign its rights or delegate its obligations under this Agreement without the express written consent of the other parties, except as otherwise set forth in this Agreement.

         16.8 Headings. The section headings contained in this Agreement are intended to be employed solely and exclusively for the convenience of the parties, are not the subject of any agreement among the parties, and shall have no effect of any kind on the interpretation of this Agreement or of any terms or provisions thereof.

         16.9 Counterparts. This Agreement may be executed in counterparts, a complete set of which shall be deemed to comprise a single Agreement.

         16.10 Term; Termination. This Agreement shall become effective on the date upon which the last of Company and Escrow Agent shall have executed this Agreement and, unless earlier terminated in accordance herewith, this Agreement shall terminate on the date upon which all Escrow Funds are disbursed pursuant hereto and no additional Escrow Funds shall be placed in escrow. It is the responsibility of Company to notify Escrow Agent when this escrow period has terminated.

17.      Guaranty by Parent.

         The Parent is executing and delivering a copy of this Agreement to evidence its guaranty to the Escrow Agent of all obligations and liabilities of the Company to the Escrow Agent hereunder, including without limitation payment of all fees of the Escrow Agent and provision of indemnification to the Escrow Agent hereunder.

         In Witness Whereof, the parties hereto have caused this Agreement to be executed by their respective corporate officers, thereunto duly authorized.

                                          VALLEY NATIONAL BANK


                                          By
                                            ------------------------------------

                                            ------------------------------------
                                                   (Print Name and Title)


                                          HOLLOW EGG ONE INC.


                                          By
                                            ------------------------------------

                                            ------------------------------------
                                                   (Print Name and Title)

                                          TECUMSEH HOLDINGS CORPORATION,
                                              as Guarantor of the Company's
                                              obligations to the Escrow Agent
                                              hereunder


                                          By
                                            ------------------------------------

                                            ------------------------------------
                                                   (Print Name and Title)

                                  .EXHIBIT LIST

         Exhibit                    Title
         -------                    -----
             A             Rules 419, 15g-8 and 10b-9

             B             Subscription Agreement (Subscription Rights)

             C             Subscription Agreement (General)

             D             Fees Payable to Escrow Agent

             E             Specimen Signatures of Representatives

             F             Letter Representations and Instructions by Company to Escrow Agent

             G             Confirmation Certificate

                                    EXHIBIT A

                           RULES 419, 15g-8 AND 10b-9


RULE 419. OFFERINGS BY BLANK CHECK COMPANIES

(a)      Scope of the Rule and Definitions.

         (1) The provisions of this section shall apply to every registration statement filed under the Act relating to an offering by a blank check company.

         (2) For purposes of this section, the term "blank check company" shall mean a company that:

                  (i) Is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and

                  (ii) Is issuing "penny stock," as defined in Rule 3a51-1 under the Securities Exchange Act of 1934 ("Exchange Act").

         (3) For purposes of this section, the term "purchaser" shall mean any person acquiring securities directly or indirectly in the offering, for cash or otherwise, including promoters or others receiving securities as compensation in connection with the offering.

(b)      Deposit of Securities and Proceeds in Escrow or Trust Account.

         (1)   General.

                  (i) Except as otherwise provided in this section or prohibited by other applicable law, all securities issued in connection with an offering by a blank check company and the gross proceeds from the offering shall be deposited promptly into:

                           (A) An escrow account maintained by an "insured
depository institution," as that term is defined in Section 3(c)(2) of the Federal Deposit Insurance Act; or

                           (B) A separate bank account established by a broker
or dealer registered under the Exchange Act maintaining net capital equal to or exceeding $25,000 (as calculated pursuant to Exchange Act Rule 15c3-1), in which the broker or dealer acts as trustee for persons having the beneficial interests in the account.

                  (ii) If funds and securities are deposited into an escrow account maintained by an insured depository institution, the deposit account records of the insured depository institution must provide that funds in the escrow account are held for the benefit of the purchasers named and identified in accordance with Rule 330.1 of the regulations of the Federal Deposit Insurance Corporation, and the records of the escrow agent, maintained in good faith and in the regular course of business, must show the name and interest of each party to the account. If funds and securities are deposited in a separate bank account established by a broker or dealer acting as a trustee, the books and records of the broker-dealer must indicate the name, address, and interest of each person for whom the account is held.

         (2)   Deposit and Investment of Proceeds.

                  (i) All offering proceeds, after deduction of cash paid for underwriting commissions, underwriting expenses and dealer allowances, and amounts permitted to be released to the registrant pursuant to paragraph
(b)(2)(vi) of this section, shall be deposited promptly into the escrow or trust account; provided, however, that no deduction may be made for underwriting commissions, underwriting expenses or dealer allowances payable to an affiliate of the registrant.

                  (ii) Deposited proceeds shall be in the form of checks, drafts, or money orders payable to the order of the escrow agent or trustee.

                  (iii) Deposited proceeds and interest or dividends thereon, if any, shall be held for the sole benefit of the purchasers of the securities.

                  (iv) Deposited proceeds shall be invested in one of the following:

                           (A) An obligation that constitutes a "deposit," as
that term is defined in Section (3) (1) of the Federal Deposit Insurance Act;

                           (B) Securities of any open-end investment company
registered under the Investment Company Act of 1940 that holds itself out as a money market fund meeting the conditions of paragraphs (c) (2), (c) (3), and (c)
(4) of Rule 2a-7 under the Investment Company Act; or

                           (C) Securities that are direct obligations of, or
obligations guaranteed as to principal or interest by, the United States.

                           Note to Rule 419(6)(2)(iv). Issuers are cautioned
that investments in government securities are inappropriate unless such securities can be readily sold or otherwise disposed of for cash at the time required without any dissipation of offering proceeds invested.

                           (v) Interest or dividends earned on the funds, if
any, shall be held in the escrow or trust account until the funds are released in accordance with the provisions of this section. If funds held in the escrow or trust account are released to a purchaser of the securities, the purchaser shall receive interest or dividends earned, if any, on such funds up to the date of release. If funds held in the escrow or trust account are released to the registrant, interest or dividends earned on such funds up to the date of release may be released to the registrant.

                           (vi) The registrant may receive up to 10 percent of
the proceeds remaining after payment of underwriting commissions, underwriting expenses and dealer allowances permitted by paragraph (b)(2)(i) of this section, exclusive of interest or dividends, as those proceeds are deposited into the escrow or trust account.

                 (3)      Deposit of Securities.

                        (i) All securities issued in connection with the offering, whether or not for cash consideration, and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends, or similar rights, shall be deposited directly into the escrow or trust account promptly upon issuance. The identity of the purchaser of the securities shall be included on the stock certificates or other documents evidencing such securities. See also Rule 15g-8 regarding restrictions on sales of, or offers to sell, securities deposited in the escrow or trust account.

                        (ii) Securities held in the escrow or trust account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers, who shall have voting rights, if any, with respect to securities held in their names, as provided by applicable state law. No transfer or other disposition of securities held in the escrow or trust account or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

                  (iii) Warrants, convertible securities or other derivative securities relating to securities held in the escrow or trust account may be exercised or converted in accordance with their terms; provided, however, that securities received upon exercise or conversion, together with any cash or other consideration paid in connection with the exercise or conversion, are promptly deposited into the escrow or trust account.

         (4)      Escrow or Trust Agreement.

                  A copy of the executed escrow or trust agreement shall be filed as an exhibit to the registration statement and shall contain the provisions of paragraphs (b)(2), (b)(3), and (e)(3) of this section.

         (5)      Request For Supplemental Information.

                  Upon request by the Commission or the staff, the registrant shall furnish as supplemental information the names and addresses of persons for whom securities are held in the escrow or trust account.

                  Note to Rule 419(b). With respect to a blank check offering subject to both Rule 419 and Exchange Act Rule 15c2-4, the requirements of Rule 15c2-4 are applicable only until the conditions of the offering governed by that rule are met (e.g., reaching the minimum in a "part-or- none" offering). When those conditions are satisfied, Rule 419 continues to govern the use of offering proceeds.

(c)      Disclosure of Offering Terms.

         The Initial registration statement shall disclose the specific terms of the offering, including, but not limited to:

         (1) The terms and provisions of the escrow or trust agreement and the effect thereof upon the registrant's right to receive funds and the effect of the escrow or trust agreement upon the purchaser's funds and securities required to be deposited into the escrow or trust account, including, if applicable, any material risk of non-insurance of purchasers' funds resulting from deposits in excess of the insured amounts; and

         (2) The obligation of the registrant to provide, and the right of the purchaser to receive, information regarding an acquisition, including the requirement that pursuant to this section, purchasers confirm in writing their investment in the registrant's securities as specified in paragraph (e) of this section.

(d)      Probable Acquisition Post-Effective Amendment Requirement.

         If, during any period in which offers or sales are being made, a significant acquisition becomes probable, the registrant shall file promptly a post-effective amendment disclosing the information specified by the applicable registration statement form and Industry Guides, including financial statements of the registrant and the company to be acquired as well as pro forma financial information required by the form and applicable rules and regulations. Where warrants, rights or other derivative securities issued in the initial offering are exercisable, there is a continuous offering of the underlying security.

(e)      Release of Deposited and Funds Securities.

         (1)      Post-Effective Amendment For Acquisition Agreement.

                  Upon execution of an agreement(s) for the acquisition(s) of a business(es) or assets that will constitute the business (or a line of business) of the registrant and for which the fair value of the business(es) or net assets to be acquired represents at least 80 percent of the maximum offering proceeds, including proceeds received or to be received upon the exercise or conversion of any securities offered, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting expenses, and dealer allowances, the registrant shall file a post-effective amendment that:

                  (i) Discloses the information specified by the applicable registration statement form and Industry Guides, including financial statements of the registrant and the company acquired or to be acquired and pro forma financial information required by the form and applicable rules and regulations;

                  (ii) Discloses the results of the initial offering, including but not limited to:

                           (A) The gross offering proceeds received to date,
specifying the amounts paid for underwriter commissions, underwriting expenses and dealer allowances, amounts disbursed to the registrant, and amounts remaining in the escrow or trust account; and

                           (B) The specific amount, use and application of funds
disbursed to the registrant to date, including, but not limited to, the amounts paid to officers, directors, promoters, controlling shareholders or affiliates, either directly or indirectly, specifying the amounts and purposes of such payments; and

                  (iii) Discloses the terms of the offering as described pursuant to paragraph (e) (2) of this section.

         (2)     Terms of the Offering.

                  The terms of the offering must provide, and the registrant must satisfy, the following conditions:

                  (i) Within five business days after the effective date of the post-effective amendment(s), the registrant shall send by first class mail or other equally prompt means, to each purchaser of securities held in escrow or trust, a copy of the prospectus contained in the post- effective amendment and any amendment or supplement thereto;

                  (ii) Each purchaser shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify the registrant in writing that the purchaser elects to remain an investor. If the registrant has not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the escrow or trust account shall be sent by first class mail or other equally prompt means to the purchaser within five business days;

                  (iii) The acquisition(s) meeting the criteria set forth in paragraph (e)(1) of this section will be consummated if a sufficient number of purchasers confirm their investments; and

                  (iv) If a consummated acquisition(s) meeting the requirements of this section has not occurred by date 18 months after the effective date of the Initial registration statement, funds held in the escrow or trust account shall be returned by first class mail or equally prompt means to the purchaser within five business days following that date.

         (3)   Conditions For Release of Deposited Securities and Funds.

                  Funds held in the escrow or trust account may be released to the registrant and securities may be delivered to the purchaser or other registered holder identified on the deposited securities only at the same time as or after:

                  (i) The escrow agent or trustee has received a signed representation from the registrant, together with other evidence acceptable to the escrow agent or trustee, that the requirements of paragraphs (e)(1) and
(e)(2) of this section have been met; and

                  (ii) Consummation of an acquisition(s) meeting the requirements of paragraph (e)(2)(iii) of this section.

         (4)      Prospectus Supplement.

                  If funds and securities are released from the escrow or trust account to the registrant pursuant to this paragraph, the prospectus shall be supplemented to indicate the amount of funds and securities released and the date of release.

                  Notes to Rule 419(e).

                        1. With respect to a blank check offering subject to both Rule 419 and Exchange Act Rule 10b-9, the requirements of Rule 10b-9 are applicable only until the conditions of the offering governed by that rule are met (e.g., reaching the minimum in a "part-or-none" offering). When those conditions are satisfied, Rule 419 continues to govern the use of offering proceeds.

                        2. If the business(es) or assets are acquired for cash, the fair value shall be presumed to be equal to the cash paid. If all or part of the consideration paid consists of securities or other non-cash consideration, the fair value shall be determined by an accepted standard, such as bona fide sales of the assets or similar assets made within a reasonable time, forecasts of expected cash flows, independent appraisals, etc. Such valuation must be reasonable at the time made.

(f)      Financial Statements.      The registrant shall:

         (1) Furnish to security holders audited financial statements for the first full fiscal year of operations following consummation of an acquisition pursuant to paragraph (e) of this section, together with the information required by Item 303 (a) of Regulation S-K, no later than 90 days after the end of such fiscal year; and

         (2) File the financial statements and additional information with the Commission under cover of Form 8-K; provided, however, that such financial statements and related information need not be filed separately if the registrant is filing reports pursuant to Section 13(a) or 15(d) of the Exchange Act.

RULE 15G-8. SALES OF ESCROWED SECURITIES OF BLANK CHECK COMPANIES

         As a means reasonable designed to prevent fraudulent, deceptive, or manipulative act or practices, it shall be unlawful for any person to sell or offer to sell any security that is deposited and held in an escrow or trust account pursuant to Rule 419 under the Securities Act of 1933, or any interest in or related to such security, other than pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

RULE 10B-9. PROHIBITED REPRESENTATIONS IN CONNECTION WITH CERTAIN OFFERINGS

(a) It shall constitute a manipulative or deceptive device or contrivance, as used in Section 10(b) of the Act, for any person, directly or indirectly, in connection with the offer or sale of any security, to make any representation:

         (1) To the effect that the security is being offered or sold on an "all-or-none" basis, unless the security is part of an offering or distribution being made on the condition that all or a specified amount of the consideration paid for such security will be promptly refunded to the purchaser unless

                  (A) all the securities being offered are sold at a specified price within a specified time, and

                  (B) the total amount due to the seller is received by him by a specified date; or

         (2) To the effect that security is being offered or sold on any other basis whereby all or part of the consideration paid for any such security will be refunded to the purchaser if all or some of the securities are not sold, unless the security is part of an offering or distribution being made on the condition that all or a specified part of the consideration paid for such security will be promptly refunded to the purchaser unless

                  (A) a specified number of units [shares] of the security are sold at a specified price within a specified time, and

                  (B) the total amount due to the seller is received by him by a specified date.

(b) This rule shall not apply to any offer or sale of securities as to which the seller has a firm commitment form underwriters or others (subject only to customary condition precedent, including "market outs") for the purchase of all the securities being offered.

                                    EXHIBIT B

                  SUBSCRIPTION AGREEMENT (SUBSCRIPTION RIGHTS)

                               hollow egg one inc.
                        C/O TECUMSEH HOLDINGS CORPORATION
                     115 RIVER ROAD, BUILDING 12, SUITE 1205

                           EDGEWATER, NEW JERSEY 07020

TELEPHONE 201-313-1600                                          FAX 201-313-7249
                                         E-MAIL    TECUMSEH.HOLDINGS@VERIZON.NET

                                                       [date to be inserted]

To:      [name of Tecumseh shareholder(s)]
         [address of Tecumseh shareholder(s)]

                        Re: Subscription to shares of Hollow Egg One Inc. under subscription rights of holders of Tecumseh Holdings Corporation's Class A Common Stock, of which your initial allotment is: [number of shares] Shares


Dear [name of shareholder(s)]:

         Our registration statement for the offering of our first "blank check" company, or as it is sometimes referred to, our first "shell" company, has been declared effective by the Securities and Exchange Commission. We are now commencing the offering of the common shares of the Company, Hollow Egg One Inc. As you know, Tecumseh has undertaken, in the case of all such offerings of "blank check" or "shell companies" established by Tecumseh, to make the offering exclusively to the holders of Tecumseh's Class A Common Stock for a limited period of time prior to offering any of these shares to the general public. As a Tecumseh Class A Common shareholder, you are eligible to participate in these subscription rights to these "blank check" company shares. HOWEVER, BEFORE MAKING ANY DECISION TO PURCHASE ANY NUMBER OF THESE SHARES, YOU MUST READ CAREFULLY THE ENCLOSED DEFINITIVE PROSPECTUS REGARDING THE OFFERING OF THESE SHARES. There is also enclosed for your review the escrow agreement between the Company and Valley National Bank providing for the deposit with the bank of the subscription funds received by the Company and the stock certificates issued to Tecumseh and to investors for the Company's stock. These funds will be held for 18 months or less, until the Company enters into a business combination with a private going concern. Should this not occur within 18 months from the prospectus date, the funds held by the escrow agent for your account will be returned to you with any accrued interest or dividends.

         PLEASE READ CAREFULLY THE SECTION OF THE PROSPECTUS ENTITLED "SUBSCRIPTION RIGHTS." A COPY OF THAT SECTION HAS BEEN ATTACH TO THIS LETTER FOR YOUR CONVENIENCE. THIS SECTION WILL EXPLAIN YOUR SUBSCRIPTION RIGHTS IN DETAIL.

Methods of Calculating Initial Subscription and Over-subscription Allotments

         The record date was [the seventh business day next preceding the prospectus date]. This was the date on which the determinations were made as to the following three matters:

Your inclusion in those of the Tecumseh Class A shareholders who have subscription rights;

      The category of the Tecumseh Class A shareholder group of which you are a part, i.e. large block holder (25,000 or more Tecumseh Class A shares) or small block holder (less than 25,000 Tecumseh Class A Shares);

      The amount of your initial subscription allotment (the number of Company shares initially available to you). This amount is the percentage of Company shares equal to the percentage which your Tecumseh Class A shares constitute of your Tecumseh Class A block category;

         The following determinations could not be made on the record date:

      The amount of your primary over-subscription allotment of shares (the first number of additional Company shares subsequently available to you). This amount is the percentage of unsubscribed-for Company shares of your Tecumseh Class A block category which is equal to the percentage which your initial subscribed-for Company shares constitutes of all initial subscribed-for Company shares in your Tecumseh Class A block category.

      The amount of your secondary over-subscription allotment of shares (the second number of additional Company shares subsequently available to you). This amount is determined if and when the shares in your block category are fully purchased and is the percentage of unsubscribed-for Company shares of the Tecumseh Class A block category other than yours which is equal to the percentage which the total of your initial subscribed-for Company shares and primary oversubscribed-for Company shares constitutes of all initial subscribed-for and primary oversubscribed-for Company shares in your block category.

Time Schedule and Procedures for Subscriptions, Over-subscriptions, and Payments

         The time schedule for the initial, primary and secondary subscriptions and over- subscriptions will be as follows:

      THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT MUST BE RECEIVED FROM YOU BY THE COMPANY WITHIN 30 DAYS FROM THE DATE OF THIS PROSPECTUS. This timing is necessary for the purpose of calculating the allotments of Company shares available for over-subscription and communicating this information to you and other Tecumseh Class A shareholders.

      Payment for all initial subscriptions to Company shares must accompany the return of the completed and executed subscription agreement.

      Within 40 days from the prospectus date, each Tecumseh Class A shareholder who has included an over-subscription in his or her subscription agreement and who has returned the completed and signed subscription agreement accompanied by payment for the full amount of his or her initial subscription, will receive a statement and multi-copy confirmation indicating the amount of such person's over-subscription allotment; and

      SUCH TECUMSEH CLASS A SHAREHOLDER SHOULD PROMPTLY RETURN A COPY OF THE CONFIRMATION ACCOMPANIED BY PAYMENT FOR THE AMOUNT OF HIS OR HER
OVER-SUBSCRIPTION SO AS TO HAVE IT IN THE HANDS OF THE COMPANY NOT LATER THAN THE 60TH DAY FROM THE PROSPECTUS DATE.

      Delivery of the subscription agreement and over-subscription confirmations, together with payment by written instrument, should be made by hand, by recognized courier service, or by first class mail, to "Hollow Egg One Inc., c/o Tecumseh Holdings Corporation, 115 River Road, Suite 1205, Edgewater, NJ 07020, telephone 201-313-1600."

      Payment by written instrument should be in the form of a check, bank draft or money order, in the aggregate amount then due on account of either the subscription price or over-subscription price, payable to or endorsed to the order of "Valley National Bank, Escrow Agent for Hollow Egg One Inc."

      In lieu of payment by written instrument, a bank-to-bank wire transfer of funds (S.W.I.F.T. or FedWire) may be made, contemporaneously with the delivery of the subscription agreement, to "Federal Reserve Bank of New York for account of Valley National Bank, Wayne, NJ, ABA No. 021201383, Attention Trust Service No. 73187, for further credit to Hollow Egg One Inc., Escrow Account No. [to be determined]."

Warranties and Representations of the Subscriber

         You warrant and represent that you fully understand, and have done, the following:

      You hereby acknowledge receipt of the definitive prospectus for this offering, together with a copy of the escrow agreement relating to it, and that you have carefully read both of these documents;

      No representations have been made to you other than those contained in the definitive prospectus and the escrow agreement in connection with this offering;

      The Company reserves the right to terminate this offering prior to its completion and expiration of its offering period and further reserves the right to reject, in whole or in part, any subscription, in its sole discretion, for any reason whatsoever;

No subscription may be withdrawn once made, except as provided by applicable state law;

      All subscription payments made by you to the Company and which are retained by, and not refunded to you by, the Company will be held in escrow in accordance with the terms of the escrow agreement and the prospectus, until termination of the escrow account pursuant to the escrow agreement;

      All subscription payments shall be at the rate of $0.25 per share subscribed to or over-subscribed to;

Your transfer of your subscription rights as a shareholder of Tecumseh will not be permitted;

No offered Company shares will be issued on a fractional basis; and

The total subscription rights offering period will have a duration of 60 days from the date of this prospectus.

Subscriptions, if any (spaces left blank will be considered to be a "none" response)

      Your initial subscription allotment of Company shares has been calculated to be the amount indicated in the caption on the first page of this subscription agreement, of which you agree to subscribe to _________________________ shares;

      Your primary over-subscription allotment of Company shares cannot be estimated at this time. However, you agree to subscribe to (check one):

         ? the full number of shares in your primary over-subscription allotment, or ? up to _________________________ shares (subject to reduction on calculation).

      Your secondary over-subscription allotment of Company shares cannot be estimated at this time. However, you agree to subscribe to (check one):

      ? the full number of shares in your secondary over-subscription allotment, or ? up to _________________________ shares (subject to reduction on calculation).

General

All notices or other communications given or made by you to the Company or by the Company to you, shall be in writing and shall be (1) delivered by hand; (2) delivered by recognized courier; (3) mailed by registered or certified mail, return receipt requested, postage prepaid, to you at the address set forth below and to the Company at the address set forth above; or (4) mailed to the Company in the Company's postal-permitted Business Reply Mail envelope.

Notwithstanding the place where this agreement may be executed by either you or the Company, you and the Company expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the internal laws of the State of New Jersey, without giving effect to conflicts of law, to the jurisdiction of whose courts the Company and you hereby submit themselves.

This Agreement constitutes the entire agreement between you and the Company with respect to the subject matter hereof and may be amended only by a writing executed by both you and the Company. You agree not to transfer or assign this agreement, or any interest in this agreement, without the express written consent of the Company.

The undersigned agrees that counsel to the Company shall not be liable for taking any action pursuant to this Agreement in the absence of gross negligence, misfeasance, malfeasance or fraud.

Your instructions as to the registration of the certificates for the Company shares purchased by you are as follows:

       ------------------------------------------------------------------
                                     (Name)


       ------------------------------------------------------------------
                                (Street Address)


       ------------------------------------------------------------------
                           (City, State and Zip Code)


       ------------------------------------------------------------------
                (Social Security No. or Federal Employer ID No.)


       ------------------------------------------------------------------
                                 (Date of Birth)


                                                             Very truly yours,

                                                             HOLLOW EGG ONE INC.



Dated:
      --------------------------------------     By:
                                                    ----------------------------
                                                    JOHN L. MILLING, President

---------------------------------------------------------
             (Subscriber(s) Signature(s)


---------------------------------------------------------
(Print Subscriber(s) Name(s) and, if applicable, Title(s))

---------------------------------------------------------
(Printed name of Subscriber If Not an Individual)

---------------------------------------------------------
                 (Street Address)

---------------------------------------------------------
             (City, State and Zip Code)

---------------------------------------------------------
          (Area Code and Telephone Number)

                                    EXHIBIT C

                        SUBSCRIPTION AGREEMENT (GENERAL)

                               hollow egg one inc.
                        C/O TECUMSEH HOLDINGS CORPORATION
                     115 RIVER ROAD, BUILDING 12, SUITE 1205

                           EDGEWATER, NEW JERSEY 07020

TELEPHONE 201-313-1600                                          FAX 201-313-7249
                                         E-MAIL    TECUMSEH.HOLDINGS@VERIZON.NET

                                                      [date to be inserted]

         To:      [name of Investor(s)]
         [address of Investor(s)]

                                         Re:   Subscription to shares of Hollow
                                               Egg One Inc.

Dear [name of Investor(s)]:

         Our registration statement for the offering of our first "blank check" company, or as it is sometimes referred to, our first "shell" company, was declared effective by the Securities and Exchange Commission. We are currently offering for sale the shares of common stock of the Company, Hollow Egg One Inc. BEFORE MAKING ANY DECISION TO PURCHASE ANY NUMBER OF THESE SHARES, YOU MUST READ CAREFULLY THE ENCLOSED DEFINITIVE PROSPECTUS REGARDING THE OFFERING OF THESE SHARES. There is also enclosed for your review the escrow agreement between the Company and Valley National Bank providing for the deposit with the bank of the subscription funds received by the Company and the stock certificates issued to the Company's parent and to investors for the Company's stock. These funds will be held for 18 months or less, until the Company enters into a business combination with a private going concern. Should this not occur within 18 months from the prospectus date, the funds held by the escrow agent for your account will be returned to you with any accrued interest or dividends.

Procedures for Subscriptions and Payments

         The time schedule with respect to your subscription will be as follows:

         The current offering period for the sale of the Company's shares is the 45-day period commencing on [date to be inserted] and ending on [date to be inserted]. This period may be extended by the Company for an additional 45 days. There can be no assurance can be given that this will be done and clearly will not be done if all of the presently unsold Company shares are sold during the current offering period.

         The completed and executed subscription agreement should be received from you by the Company within the current offering period. Payment for all initial subscriptions to Company shares must accompany the return of the completed and executed subscription agreement.

         Delivery of the subscription agreement and over-subscription confirmations, together with payment by written instrument, should be made by hand, by recognized courier service, or by first class mail, to "Hollow Egg One Inc., c/o Tecumseh Holdings Corporation, 115 River Road, Suite 1205, Edgewater, NJ 07020, telephone 201-313- 1600."

         Payment by written instrument should be in the form of a check, bank draft or money order, in the aggregate amount then due on account of either the subscription price or over-subscription price, payable to or endorsed to the order of "Valley National Bank, Escrow Agent for Hollow Egg One Inc."

         In lieu of payment by written instrument, a bank-to-bank wire transfer of funds (S.W.I.F.T. or FedWire) may be made, contemporaneously with the delivery of the subscription agreement, to "Federal Reserve Bank of New York for account of Valley National Bank, Wayne, NJ, ABA No. 021201383, Attention Trust Service No. 73187, for further credit to Hollow Egg One Inc., Escrow Account No. [to be determined]."

Warranties and Representations of the Investor

         You warrant and represent that you fully understand, and have done, the following:

         You hereby acknowledge receipt of the definitive prospectus for this offering, together with a copy of the escrow agreement relating to it, and that you have carefully read both of these documents;

         No representations have been made to you other than those contained in the definitive prospectus and the escrow agreement in connection with this offering;

         The Company reserves the right to terminate this offering prior to its completion and expiration of it offering period and further reserves the right to reject, in whole or in part, any subscription, in its sole discretion, for any reason whatsoever;

         No subscription may be withdrawn once made, except as provided by applicable state law;

         All subscription payments made by you to the Company and which are retained by, and not refunded to you by, the Company will be held in escrow in accordance with the terms of the escrow agreement and the prospectus, until termination of the escrow account pursuant to the escrow agreement;

         All subscription payments shall be at the rate of $0.25 per share; and

         No offered Company shares will be issued on a fractional basis.

General

All notices or other communications given or made by you to the Company or by the Company to you, shall be in writing and shall be (1) delivered by hand; (2) delivered by recognized courier; (3) mailed by registered or certified mail, return receipt requested, postage prepaid, to you at the address set forth below and to the Company at the address set forth above; or (4) mailed to the Company in the Company's postal-permitted Business Reply Mail envelope.

Notwithstanding the place where this agreement may be executed by either you or the Company, you and the Company expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the internal laws of the State of New Jersey, without giving effect to conflicts of law, to the jurisdiction of whose courts the Company and you hereby submit themselves.

This Agreement constitutes the entire agreement between you and the Company with respect to the subject matter hereof and may be amended only by a writing executed by both you and the Company. You agree not to transfer or assign this agreement, or any interest in this agreement, without the express written consent of the Company.

The undersigned agrees that counsel to the Company shall not be liable for taking any action pursuant to this Agreement in the absence of gross negligence, misfeasance, malfeasance or fraud.

Your instructions as to the registration of the certificates for the Company shares purchased by you are as follows:

       ------------------------------------------------------------------
                                     (Name)


       ------------------------------------------------------------------
                                (Street Address)


       ------------------------------------------------------------------
                           (City, State and Zip Code)


       ------------------------------------------------------------------
                (Social Security No. or Federal Employer ID No.)


       ------------------------------------------------------------------
                                 (Date of Birth)

                                                 Very truly yours,

                                                 HOLLOW EGG ONE INC.


Dated:
      --------------------------------------     By:
                                                    ----------------------------
                                                    JOHN L. MILLING, President


ACCEPTED AND AGREED:

-------------------------------------------------------
(Investor(s) Signature(s))

-------------------------------------------------------
(Print Investor(s) Name(s) and, if applicable, Title(s))

-------------------------------------------------------
(Investor's Street Address)

-------------------------------------------------------
(Investor's City, State and Zip Code)

-------------------------------------------------------
(Investor's Area Code and Telephone Number)

                                    EXHIBIT D

                          FEES PAYABLE TO ESCROW AGENT

Administration Fee.

         Annual Administration Fee

                (In advance--no pro-ration)                   $5,000.00  (includes first 25 Investors)


         After 25 Investors                                   $40.00 per Investor

One-Time Setup Fee.                                                    $2,500.00

Activity Charges.

         Returned Checks                                      $25.00 each

Wire to Investors.                                            $15.00 each domestic
                                                              $25.00 each foreign

1099 Preparation and Reporting.                               No charge for first 25 Investors,

         After 25 Investors                                   $10.00 per Investor

                                    EXHIBIT E

                     SPECIMEN SIGNATURES OF REPRESENTATIVES

COMPANY REPRESENTATIVE(S)

                           Name                  Specimen Signature
--------------------------------------------------------------------------------
John L. Milling
--------------------------------------------------------------------------------
Thomas C. Souran

--------------------------------------------------------------------------------

                                    EXHIBIT F

LETTER REPRESENTATIONS AND INSTRUCTIONS BY COMPANY TO ESCROW AGENT

1.       FORMS OF CLOSING AND SIGNATURE BLOCKS:

         All such letters shall be signed in behalf of the Company and shall end with the following final paragraph and closing. The letters shall use the signature block. In the sections below setting forth the texts of the letters, the instructions "[signed by Company]" shall be complied with by utilizing the signature block set forth below.

         This letter may be executed in counterparts, which, when taken together, shall be deemed a single original.

                                            Very truly yours,

                                            Hollow Egg One Inc.



                                            By
                                            ------------------------------------

                                            ------------------------------------
                                                          (Print Name)

                                            Title: Company Representative

                                            Date:
                                                 -------------------------------


2.       INSIDE ADDRESS, ATTENTION, REFERENCE, GREETING AND OPENING

         PARAGRAPH:

         All such letters shall set forth the following inside address, attention, reference, greeting and opening paragraph:

Valley National Bank
Trust Department
1195 Hamburg Turnpike

 Wayne, NJ 07470
Attention of Stephen Gudelski, Assistant Vice President

         Re: Escrow Agreement (the "Agreement") Among Hollow Egg One Inc. (the "Company") and Valley National Bank ("Escrow Agent") dated as of ___________________, 2002

Dear Sirs and Mesdames:

         All terms set forth in this letter shall have the meanings set forth in the Agreement.

3.       TEXTS OF LETTERS.

         The letters shall contain one or another of the following texts:

         3.1      Confirmation That Escrow Agreement Delivered to all Investors.

                  "The undersigned hereby confirm that the following Investors whose names appear on the schedule annexed hereto have been given a copy of the Subscription Agreement." [signed by the Company]

         3.2 Instructions for Disposition of Offering Proceeds During Offering or at Termination of Offering.

                  "You are holding a Funds Escrow Account respecting the Offering. The contents of such account and all interest or dividends accrued thereon are to be returned to each Investor in the amounts and at the addresses as they appear in your records. The reason for this request is that all of the Offering Shares have not been sold during the Offering Period, which has expired, and/or the other conditions to disbursement of the contents of the Funds Escrow Account have not been achieved." [signed by Company]

                                      [or]

                  "You are holding a Funds Escrow Account respecting the Offering. The contents of such account and all interest or dividends accrued thereon are to be returned to each Investor in the amounts and at the addresses as they appear in your records. The reason for this request is that all of the Offering Shares have not been sold and the Company has elected to terminate the Offering prior to the expiration of the Offering Period." [signed by Company]

                                      [or]

                  "You are holding a Funds Escrow Account respecting the Offering. The Company has elected to cancel a portion in the amount of $_________________of the subscription of the following Investor, _______________________________. At such time as the amount of this subscription has been fully collected, the amount of the cancelled portion of the subscription, with accumulated interest or dividends, if any, is to be returned to the Investor at the address indicated in the Investor's Subscription Agreement and the balance retained in the Funds Escrow Account for the benefit of such Investor." [signed by Company]

                                      [or]

                  "You are holding a Funds Escrow Account respecting the Offering. The Company has elected to reject in full the subscription in the amount of $_________________of the following Investor, _______________________________. At such time as the amount of this subscription has been fully collected, this amount, with accumulated interest or dividends, if any, is to be returned to the Investor at the address indicated in the Investor's Subscription Agreement." [signed by Company]

                                      [or]

                  "You are holding a Funds Escrow Account respecting the Offering. The Offering has successfully been completed during the Offering Period by way of the sale of all of the Offering Shares and the collection of all of the Offering Proceeds in the principal amount of $312,500. The Offering Period is accordingly ended and the Plan Period is accordingly commenced. You are to deliver, by way of recognized courier service, your bank check in the amount of $31,250 to Hollow Egg One Inc., payable to its order, and to continue to hold the balance of the Offering Proceeds in the Funds Escrow Account, with all interest or dividends thereon, for the sole interest of those persons having a beneficial interest therein, in accordance with Rule 419 and the Plan. The amount of the interest of each Investor in the total amount held in the Funds Escrow Account shall be a percentage thereof equal to the percentage which the amount of the Investor's out-of-pocket investment constitutes of $312,500 or of such lesser amount constituting the aggregate out-of-pocket investments of all Investors who received no prior refunds made pursuant to Rule 419(e)(2). We deliver to you herewith the Certificates, including the certificate of Tecumseh Holdings Corporation, with respect to each of which Certificates the certificate number, the amount of Offering Shares evidenced thereby, and the ownership registration, is set forth in the schedule annexed hereto. The Certificates are to be held by you in the Shares Escrow Account in accordance with Rule 419 and the Plan. We further represent to you that (a) the Subscription Documents are effective and, to the best of Company's knowledge, no person or regulatory federal or state regulatory authority has taken or threatened to take any action in connection with the Subscription Documents or the Offering of the Shares pursuant thereto; (b) the conditions to the completion of the Offering, i.e. the sale of all of the Offering Shares, have been achieved and, to the best of Company's knowledge, no Investor has objected or threatened to object to the release of the Escrow Funds; and (c) All periods for the rescission of subscriptions applicable under New Jersey Statutes and the New Jersey Code of Regulations, and under all other state and federal statutes, rules or regulations, have expired." [signed by Company]

         3.3 Instructions for Disposition of Offering Proceeds and Certificates During or at Termination of Plan Period.

                  "You are holding a Funds Escrow Account and a Shares Escrow Account with respect to the Company's Plan and the provisions of Rule 419. The Company has, to date, been unsuccessful in implementing its Plan to engage in a merger or acquisition with an unidentified company or companies and does not foresee accomplishing a successful implementation of its Plan in the future. Accordingly, the Company has elected to terminate its Plan. Based on the requirements of Rule 419, you are instructed that the contents of the Funds Escrow Account and all interest or dividends accrued thereon are promptly to be returned to each Investor in the amounts and at the addresses as they appear in your records. The Certificates in the Shares Escrow Account are to be returned to the Company." [signed by Company]

                                      [or]

                  "You are holding a Funds Escrow Account and a Shares Escrow Account with respect to the Company's Plan and the provisions of Rule 419. Eighteen months since the effective date of the Pre-Effective Registration Statement will have passed on ______________________. The Company has, to date, been unsuccessful in implementing its Plan to engage in a merger or acquisition with an unidentified company or companies. Based on the requirements of Rule 419, you are instructed that the contents of the Funds Escrow Account and all interest or dividends accrued thereon are promptly, and in all events not later than five business days from the above-mentioned date, to be returned to each Investor in the amounts and at the addresses as they appear in your records. The Certificates in the Shares Escrow Account are to be returned to the Company." [signed by Company]

                                      [or]

                  "You are holding a Funds Escrow Account and a Shares Escrow Account with respect to the Company's Plan and the provisions of Rule 419. The Company has filed the Post-Effective Registration Statement and, within five business days after the effective date thereof, has sent to each Investor a copy of the prospectus contained in the said post-effective amendment, in accordance with the requirements of Rule 419(e)(2)(i). The Investors who do not, within 45 business days following the effective date of the said post-effective amendment, provide the Company with written confirmation of their intent to remain an Investor in the Offering Shares, shall be entitled to a refund from the Funds Escrow Account of their subscription price for the Offering Shares, together with interest and dividends, if any. The forty- fifth business day following the said effective date is ______________________. On the foregoing date the Company shall advise you of the name and mailing address of each Investors from whom the Company has not received such written confirmation. You are instructed to refund to each such Investor, by first class mail or other equally prompt means, from the Funds Escrow Account, within five business days from the said forty-fifth business day, the full refund of such Investor's subscription price, together with interest and dividends, if any, in accordance with the requirements of Rule 419(e)(2)(ii)." [signed by the Company]

                                      [or]

                  "The Company hereby represents to you the following: (a) The requirements of paragraphs (e)(1) and (e)(2) of Rule 419 have been met by the Company; (b) the Company has consummated an acquisition(s) meeting the requirements of paragraph (e)(2)(iii) of Rule 419. In support of the foregoing representations the Company delivers to you herewith the following: (a) a copy of paragraphs (e)(1), (2) and (3) of Rule 419; (b) the Post-Effective Registration Statement complying with the requirements of Rule 419(e)(1); (c) a list of those Investors, as they appear on your records, who have confirmed their investments in the Offering Shares; (d) the executed merger agreement(s) and certificate(s) or the executed acquisition agreement(s) between the Company and the reverse acquirer(s) thereof; (e) the executed closing documents with respect to the merger or acquisition. Based on the foregoing, the Company requests that you pay over to it the entire balance held in the Funds Escrow Account after deduction of all fees and expenses due to you. The Company further requests that you send to each Investor, who shall have confirmed such Investor's intent to remain an Investor in the Offering Shares, at such Investor's mailing address as it appears on your records, such Investor's Certificate(s) held in the Shares Escrow Account and that all other Certificates in the Shares Escrow Account be returned to the Company." [signed by Company]

                                   EXHIBIT G

                            Confirmation Certificate

Valley National Bank

Attention:

         Re: Escrow Agreement between Hollow Egg One Inc. ("Company") and Valley National Bank ("Escrow Agent") dated as of , 2002.


Ladies and Gentlemen:

         All terms set forth in this letter shall have the meanings set forth in the Agreement. The undersigned hereby confirms that the following Investors have been given a copy of the Agreement:

                                [list Investors]

                                            Very truly yours,


                                            By:
                                               ---------------------------------

                                            Title: Company Representative
                                                   -----------------------------

                                            Date:
                                               ---------------------------------

Approved:

By:
   ---------------------------------

Title:
   ---------------------------------

Date:
   ---------------------------------